Exhibit 10(o) McDonald’s Corporation Severance Plan

ARTICLE I

Statement of Purpose

McDonald’s Corporation has established the McDonald’s Corporation Severance Plan to provide financial assistance through severance payments and other benefits to employees on the United States payroll who are subject to United States taxation and whose employment with McDonald’s Corporation is terminated in a Covered Termination.

The Plan is intended to be an unfunded welfare benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and a severance pay plan within the meaning of the United States Department of Labor regulation section 2510.3-2(b). All prior existing severance pay plans, programs and practices for employees, whether formal or informal, are hereby revoked and terminated for Covered Employees. This document applies to Covered Employees whose Covered Termination occurs on and after April 1, 2006.

ARTICLE II

Definitions

Base Pay. “Base Pay” means the base salary or base wages that a Qualifying Employee earns during a week, based upon rate of pay in effect for the Qualifying Employee immediately before the Qualifying Employee’s Termination Date, excluding overtime or any special payments; and is used to compute the amount of Severance Continuation Pay under Section 4.1 of the Plan.

Cash Payments. “Cash Payments” mean the combined lump sum payment of Severance Continuation Pay or other cash payable to a beneficiary in the event of a Qualifying Employee’s death before all benefits under this Plan have been paid as described in Section 5.2 of the Plan.

Cash Performance Unit Plan (“CPUP”). “CPUP” means the McDonald’s Cash Performance Unit long-term incentive plan for eligible Officers of McDonald’s Corporation.

Cause. “Cause” means any one or more of the following:

(a)	an employee’s commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude;

(b)	an employee’s willful or reckless material misconduct in the performance of his or her duties; or

(c)	an employee’s willful habitual neglect of material duties;

provided, however, that for purposes of clauses (b) and (c), in the case of a Change of Control Termination, Cause shall not include any one or more of the following:

(i) bad judgment or negligence;

(ii) any act or omission that the Covered Employee believed in good faith to have been in or not opposed to the interest of McDonald’s Corporation or a successor employer (without intent of the Covered Employee to gain, directly or indirectly, a profit to which the Covered Employee was not legally entitled); or

(iii) any act or omission with respect to which a determination could properly have been made by McDonald’s Corporation or a successor employer that the Covered Employee met the applicable standard of conduct for indemnification or reimbursement under McDonald’s Corporation’s or a successor employer’s by-laws, any applicable indemnification agreement, or applicable law, in each case in effect at the time of such act or omission.

Change of Control. “Change of Control” for purposes of this Plan shall have the same meaning as the definition of “change of control” in McDonald’s Corporation 2001 Omnibus Stock Ownership Plan, as amended from time to time.

Change of Control Termination. “Change of Control Termination” means, solely with respect to an employee of McDonald’s Corporation or any successor employer who is in the leadership compensation band or below at the time of his or her termination of employment, a termination of such employee’s employment with McDonald’s Corporation or any successor employer during the Post-Change of Control Period for any reason other than (i) death or total and permanent disability, (ii) by McDonald’s Corporation for Cause, or (iii) voluntarily by such employee. Notwithstanding the foregoing, a Change of Control Termination will also include an Officer’s voluntary termination of employment during the Post-Change of Control Period if the Officer terminates his or her employment for Good Reason.

Claim. “Claim” means a written application for Severance Benefits under Section 9.1 of the Plan.

Claimant. “Claimant” means any individual who believes that he or she is eligible for Severance Benefits under this Plan and files a claim pursuant to Section 9.1 of the Plan.

COBRA. “COBRA” means healthcare continuation coverage that meets the requirements of Section 601 et seq. of ERISA and Section 4980B of the Code (“COBRA”).

COBRA Coverage. “COBRA Coverage” means the monthly cost of providing healthcare continuation coverage for a qualified beneficiary under COBRA.

Code. “Code” means the Internal Revenue Code of 1986, as amended.

Company Service Date. “Company Service Date” means an employee’s first day of full-time employment or benefits eligible part-time employment with McDonald’s Corporation as determined by McDonald’s Human Resources Department.

Compensation. “Compensation” means the defined term under McDonald’s Corporation Profit Sharing and Savings Plan, McDonald’s Corporation Excess Benefit and Deferred Bonus Plan and any other long-term incentive plan, welfare benefits plan, deferred compensation arrangement, fringe benefit, practice or policy maintained by McDonald’s Corporation as described in Section 6.3 of the Plan.

Covered Employee. “Covered Employee” means an employee of McDonald’s Corporation who has been notified by McDonald’s Corporation that he or she has a Covered Termination making them eligible for Severance Benefits under the Plan as described in Article III; provided, however, that an Officer will not fail to be a Covered Employee merely because McDonald’s Corporation fails to provide a notice of Covered Termination to an Officer who has a Change of Control Termination due to his or her voluntary termination of employment for Good Reason during a Post-Change of Control Period.

Covered Termination. “Covered Termination” means a Covered Employee’s termination of employment with McDonald’s Corporation due to:

Reduction in the work force;

Elimination of a position or job restructuring;

Elimination of a position due to outsourcing;

Termination of employment by McDonald’s Corporation without Cause if the employee executes the necessary release agreement; or

Change of Control Termination for employees who are employed in the leadership compensation band or below.

A Covered Termination does not include the termination of employment of (i) any employee whose performance rating is at an unacceptable level unless the termination of employment qualifies as a Change of Control Termination, (ii) an Officer of McDonald’s Corporation who is entitled to receive benefits under the McDonald’s Corporation Executive Retention Plan or (iii) a senior Officer affected by a Change of Control who is eligible to receive benefits under a Tier I or Tier II Agreement with respect to such termination of employment.

ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Good Reason. “Good Reason” means, solely with respect to a Covered Employee who is an Officer of McDonald’s Corporation immediately prior to a Change of Control or at any time during the Post-Change of Control Period, the occurrence of any one or more of the following actions or omissions that occurs during the Post-Change of Control Period:

(a)	any failure to pay the Covered Employee’s Base Salary or TIP payment when due;

(b)	any reduction in the Covered Employee’s Base Salary or target annual bonus under TIP;

(c)	any failure to provide or make available any employee or fringe benefit (including, without limitation, any medical, prescription, dental, disability, employee life, dependent life, accidental death and travel accident insurance plan or program) that is provided or made available by McDonald’s Corporation on substantially similar terms and conditions to other peer employees of McDonald’s Corporation; or

(d)	the failure of a successor to McDonald’s Corporation to assume and agree to be bound by this Plan;

provided, however, that in the case of an act or omission described in (a) through (c) above, the Officer may terminate employment for Good Reason only if McDonald’s Corporation fails to cure such act or omission within thirty (30) days after receiving written notice from the Officer of his or her intent to terminate employment for Good Reason.

McDonald’s Corporation. “McDonald’s Corporation” means for purposes of this Plan, McDonald’s Corporation, its successors and assigns and its Business Unit Subsidiaries — McDonald’s USA, LLC; McDonald’s Ventures, LLC; McDonald’s Latin America, LLC; McDonald’s APMEA, LLC; McDonald’s International, LLC and McDonald’s Europe, Inc.

Officer. “Officer” means an employee of McDonald’s Corporation in the leadership band and above.

Plan. “Plan” means the McDonald’s Corporation Severance Plan as set forth in this document.

Plan Administrator. “Plan Administrator” means the person responsible for administration of the Plan as set forth in Article VIII of the Plan.

Plan Year. The “Plan Year” shall be the calendar year for record keeping purposes.

Post-Change of Control Period. “Post-Change of Control Period” means the twelve-month period commencing on the date a Change of Control occurs and ending on the first anniversary of such date.

Prorated TIP. “Prorated TIP” means the cash lump sum payment for certain Qualifying Employees described in Section 4.6 of the Plan who are eligible for a pro rata bonus under McDonald’s Target Incentive Plan.

Qualifying Employee. “Qualifying Employee” means each Covered Employee who meets the requirements set forth in the Plan, including without limitation the requirement to sign an agreement in accordance with Section 6.1 and not revoke or rescind the agreement.

Release Date. “Release Date” means the date upon which a Qualifying Employee’s signed agreement required under Section 6.1 of the Plan becomes irrevocable and non-rescindable.

Schedule. “Schedule” means the schedules attached as Appendix I to the Plan which describe the duration and which Severance Benefits under the Plan are available for different categories of Qualifying Employees.

Severance Benefits. “Severance Benefits” means the Severance Continuation Pay and any other benefit payable pursuant to this Plan.

Severance Continuation Pay. “Severance Continuation Pay” means cash severance payments payable at the same time and manner as regular Base Pay over a period of time, as described in Article IV of the Plan; provided, however, that a Qualifying Employee who has had a Change of Control Termination shall receive his Severance Continuation Pay in a single lump sum payment on the later of his Termination Date or his Release Date.

Subsidiaries. References under the Plan to “Subsidiaries” means any entity in which McDonald’s Corporation directly or through intervening subsidiaries owns 25% or more of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, a 25% or more interest in the capital and profits, other than any joint venture with the operator of a McDonald’s restaurant.

Termination Date. A Covered Employee’s “Termination Date” is the date on which a Covered Termination becomes effective.

Termination Notice Date. The date on which a Covered Employee receives notice that he or she has a Covered Termination under the Plan is referred to as the “Termination Notice Date.”

Tier I and Tier II Agreements. “Tier I and Tier II Agreements” means the Change of Control Agreements executed by individual Officers who are in the senior leadership compensation band or above, which govern upon a Change of Control.

TIP. “TIP” means McDonald’s Target Incentive Plan or any annual bonus plan that replaces the Target Incentive Plan.

TIP-Eligible. A Qualifying Employee is “TIP-Eligible” if his or her Termination Date is on or after March 1 of a calendar year and the Qualifying Employee is eligible to participate in TIP for the calendar year in which his or her Covered Termination occurs.

Year of Service. A “Year of Service” for purposes of computing the amount of Severance Continuation Pay under Section 4.2 means each complete twelve-month period beginning on the Qualifying Employee’s Company Service Date and ending on the Qualifying Employee’s Termination Date, with any period of less than 6 months being rounded down to the nearest complete twelve-month period and any period of 6 months or more being rounded up to the nearest complete twelve-month period. For example, a period of 10 years, 8 months and 3 days shall equal eleven “Years of Service” and a period of 10 years, 5 months and 3 days shall equal ten “Years of Service.”

ARTICLE III

Eligibility

To be eligible for Severance Benefits under the Plan, an employee must be subject to United States taxation and must be on the United States active payroll of McDonald’s Corporation (or on a leave of absence, or receiving short-term disability benefits), immediately before his or her Termination Date. Such an employee must be designated for a Covered Termination by McDonald’s Corporation and be notified that he or she has been so designated under the Plan as a Covered Employee after April 1, 2006. The fact that an employee receives notice of termination of employment, or an employee’s employment actually terminates, shall not automatically entitle such employee to be considered a Covered Employee nor automatically cause such termination to be considered a Covered Termination.

McDonald’s Corporation shall establish procedures and processes for implementing Covered Terminations. These procedures and processes may differ depending on the business needs and priorities of the affected work unit. Officers who are designated as executive Officers by the Board of Directors of McDonald’s Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934 shall be Covered Employees, and shall receive Severance Benefits under this Plan, only to the extent approved by the Compensation Committee of the Board of Directors of McDonald’s Corporation. Officers who are entitled to receive benefits under the Executive Retention Plan are not eligible for benefits under this Plan. In addition, Officers who are entitled to receive benefits under a Tier I or Tier II Agreement are not eligible for benefits under this Plan upon a Change of Control Termination.

ARTICLE IV

Benefits

In General. Each Qualifying Employee shall be entitled to Severance Continuation Pay and other Severance Benefits in accordance with this Article IV and Article V below, together with the Schedules included in Appendix I to this Plan applicable to the different categories of Qualifying Employees. To the extent there is any conflict between the provisions of the Plan and an applicable Schedule, the provisions of the Schedule shall control. If a Qualifying Employee would be covered by both (i) Schedule A, B, C or D, and (ii) the Schedules dealing with special circumstances — Schedule E, F or G; then Schedule E, F or G, as applicable, shall be the only Schedule that applies to that Qualifying Employee, except to the extent that provisions of another Schedule are incorporated by reference in the special circumstance Schedules. If a Qualifying Employee is a part-time employee who is not benefits eligible as described in Schedule H, the only benefit payable under the Plan shall be Severance Continuation Pay for the duration specified in Schedule H.

Section 4.1 Computation of Severance Continuation Pay. A Qualifying Employee shall receive Severance Continuation Pay equal to two weeks of Base Pay for each Year of Service, subject to the minimum and maximum amounts of Severance Continuation Pay as set forth in the Schedule applicable to that Qualifying Employee.

Section 4.2 Medical, Dental and Vision Coverage. Unless otherwise provided in the applicable Schedule, if a Qualifying Employee is entitled to file, and does timely file, an election to continue any health benefits under a medical, dental and/or vision benefit program sponsored by McDonald’s Corporation in accordance with the provisions of COBRA, McDonald’s Corporation shall pay a portion of such COBRA Coverage, as specified in the next sentence, for the period the Qualifying Employee receives Severance Continuation Pay (or if Severance Continuation Pay is payable in a lump sum, for the period during which the Severance Continuation Pay would have been paid had it not been paid in a lump sum), out of the total period of eighteen months normally provided for by COBRA. The Qualifying Employee shall be required to pay a portion of the COBRA Coverage equal to what he or she would pay for such health benefits under the applicable program of McDonald’s Corporation, if he or she had remained employed, and McDonald’s Corporation shall pay the remainder of such COBRA Coverage. McDonald’s payments, as applicable, shall be made to the entity funding the applicable plan coverage, and not to the Qualifying Employee. The Qualifying Employee must pay his or her share of such COBRA Coverage to McDonald’s Corporation, or such entity, as directed by McDonald’s Corporation, and may not have such cost withheld from the Severance Continuation Pay nor contributed to any cafeteria or flexible spending account. After the Severance Continuation Pay period ends, any further COBRA to which the Qualifying Employee may be entitled shall continue only if the Qualifying Employee pays the full cost thereof at the rate of 102% of both the employee and the employer premium costs under the applicable plans. McDonald’s Corporation shall not pay any portion of the COBRA Coverage for more than twelve months, regardless of whether the Qualifying Employee or his or her eligible dependents have an additional qualifying event under COBRA. Notwithstanding the foregoing, if COBRA is no longer required to be provided to a Qualifying Employee under the federal laws governing COBRA, all payments for COBRA Coverage for that Qualifying Employee under this Plan will also end.

Section 4.3 Outplacement. McDonald’s Corporation shall provide each Qualifying Employee with outplacement assistance only if and only to the extent set forth in the applicable Schedule. The Qualifying Employee must start the outplacement process within 60 days of the Termination Date. In no event shall any Qualifying Employee be entitled to receive cash or other benefits in lieu of such outplacement assistance.

Section 4.4 Stock Options and Restricted Stock Units. Any stock options granted to a Qualifying Employee under the McDonald’s Corporation 1975 Stock Ownership Option Plan, the McDonald’s Corporation 1992 Stock Ownership Incentive Plan and any stock options or restricted stock units granted under the McDonald’s Corporation 2001 Omnibus Stock Ownership Plan that are outstanding immediately before the Termination Date shall be treated in accordance with the terms of the applicable option plan, the applicable prospectus for the restricted stock units and, if applicable, the stock option award agreement. Rounding rules adopted by the Compensation Committee of McDonald’s Corporation shall apply in determining the time periods for exercising stock options and any proration of restricted stock units.

Section 4.5 Sabbatical. McDonald’s Corporation shall make one sabbatical payment equal to eight weeks of Base Pay within 30 days after a Qualifying Employee’s Release Date, in accordance with the applicable normal payroll practices, as follows: (a) if the Qualifying Employee was entitled to take a sabbatical leave immediately before his or her Termination Date; and (b) if the Qualifying Employee was eligible for McDonald’s Corporation’s sabbatical program and the Termination Date occurs on or after the ninth, nineteenth, twenty-ninth or thirty-ninth anniversary of the Qualifying Employee’s Company Service Date but before the beginning of the year in which the tenth, twentieth, thirtieth or fortieth anniversary thereof occurs. In no event shall a Qualifying Employee receive more than one sabbatical payment or more than a total of eight weeks of Base Pay under this Section 4.5.

Section 4.6 Prorated TIP Bonuses. A Qualifying Employee who is TIP-Eligible shall also be entitled to receive Prorated TIP payment. The Prorated TIP payment shall be prorated based on a fraction, the numerator of which is the number of days from January 1 through the Termination Date in the calendar year and the denominator of which is 365 (or 366 in a leap year). In the case of a Qualifying Employee who has a Covered Termination other than a Change of Control Termination, Prorated TIP payments shall be based on the actual performance of McDonald’s Corporation during the annual performance period and shall be subject to supervisory discretion for the individual performance factor. Prorated TIP payments to a Qualifying Employee who has a Covered Termination other than a Change of Control Termination will be made at the same time TIP payments are made to other employees, however, the Plan Administrator retains the discretion to make this payment earlier in special circumstances. In the case of a Qualifying Employee who has a Change of Control Termination, Prorated TIP Payments shall be based on the Qualifying Employee’s target annual bonus under the TIP for the performance period and will be paid on the later of the Qualifying Employee’s Termination Date or Release Date.

Section 4.7 Company Vehicle. A Qualifying Employee who has a company-provided vehicle may purchase it and, in certain cases, may receive a prorated cash reimbursement for recent upgrades related to such vehicle, as determined by McDonald’s Fleet Management Department and the terms of the

McDonald’s Corporation Vehicle Program applicable to the Qualifying Employee. In no event, will the initial salary reduction of $1,200 paid by Home Office employees ($1,500 in the case of Officers) be refunded or repaid to the employee.

In order to exercise the right to purchase his or her company-provided vehicle, a Qualifying Employee must provide notice of such exercise and complete the purchase in accordance with the procedures determined by McDonald’s Fleet Management Department, but in no event may the purchase take place before his or her Release Date. If the Covered Employee’s Termination Date occurs before his or her Release Date, the Covered Employee must return his or her company-provided vehicle on his or her Termination Date, and the vehicle shall be returned to him or her when such purchase can be completed.

Section 4.8 Prorated CPUP Payment. A Qualifying Employee who is eligible to participate in CPUP may (if approved by both the Plan Administrator and the Compensation Committee of the Board of Directors of McDonald’s Corporation) receive a prorated CPUP payment in accordance with the provisions of the CPUP.

ARTICLE V

Payment of Severance Continuation Pay

Section 5.1 Form and Timing of Payments. Severance Continuation Pay shall be paid to a Qualifying Employee who has a Covered Termination other than a Change of Control Termination in accordance with the normal payroll practices that would have applied to him or her, had he or she continued in employment. Severance Continuation Pay shall be paid to a Qualifying Employee who has a change of Control Termination in a single lump sum on the later of the Termination Date or the Release Date. The Plan Administrator reserves the right to change the form or timing of any payment under this Plan as necessary to comply with Code Section 409A, including but not limited to the right to suspend, if necessary under Section 409A, any and all payments under the Plan for a six-month period for Officers who are “specified employees” within the meaning of Code Section 409A(a)(2)(B)(i) (generally the 50 highest-paid Officers of McDonald’s Corporation or any other entity that together with McDonald’s Corporation is treated as a single employer for purposes of Code Section 409A).

If a Qualifying Employee is entitled to receive severance compensation as a statutory or government-funded benefit under the laws of a foreign country, Severance Benefits under this Plan shall be payable only as the Plan Administrator determines in his or her discretion.

Section 5.2 Death of Qualifying Employee. In the event of a Qualifying Employee’s death before the Qualifying Employee receives all Severance Continuation Pay or other Cash Payments under the Plan, the Qualifying Employee’s remaining Cash Payments shall be paid in a lump sum to the beneficiary designated by the Qualifying Employee under the McDonald’s Corporation Profit Sharing and Savings Plan. If a deceased Qualifying Employee has failed to designate a specific beneficiary under the McDonald’s Corporation Profit Sharing and Savings Plan, or if the designated beneficiary predeceases the Qualifying Employee, payment of the Qualifying Employee’s Cash Payments shall be made to the Qualifying Employee’s spouse if the employee is married or otherwise to the Qualifying Employee’s estate. If a designated beneficiary dies before paying the Cash Payments, the Cash Payments shall be paid to the beneficiary’s estate.

ARTICLE VI

Requirement of Effective Release; Integration with Other Benefits

Section 6.1 Releases Generally. In addition to the requirements of Article III of the Plan, it shall be a condition of eligibility for Severance Benefits under the Plan that the Covered Employee shall have timely signed a release agreement within the period specified in the release agreement, and shall not have timely revoked or rescinded such agreement, in a form acceptable to the Plan Administrator that complies with applicable law and which is appropriate for the Covered Employee’s classification. The release may include a covenant not to compete with McDonald’s Corporation or its Subsidiaries. Until such time as a Covered Employee fails to sign such an agreement within the time permitted, or signs it but revokes or rescinds it, he or she shall be treated as a Qualifying Employee and his or her Severance Benefits shall be provided as scheduled. However, once a Covered Employee fails to sign such an agreement within the time permitted, or signs it but revokes or rescinds it, he or she shall cease to be considered a Qualifying Employee, and notwithstanding any other provision of this Plan, he or she shall cease to receive any further Severance Benefits.

Section 6.2 Benefit Programs Generally. Except as provided in Section 6.5 below, Severance Benefits under this Plan are in addition to all pay and other benefits normally payable to a Qualifying Employee as of his or her Termination Date according to the established applicable policies, plans, and procedures of McDonald’s Corporation and its Subsidiaries (other than severance pay plans, programs and practices, which have been revoked and terminated for Covered Employees pursuant to Article I above). Without limiting the generality of the foregoing, each Qualifying Employee shall be paid for any accrued but unused vacation as of his or her Termination Date. If a Qualifying Employee’s Termination Date occurs in a year when he or she is eligible for an extra week of vacation under the “Splash Program,” the Qualifying Employee will be paid for any unused Splash vacation. In addition, any benefit continuation or conversion rights to which a Qualifying Employee is entitled as of his or her Termination Date shall be made available to him or her. On a Qualifying Employee’s Termination Date, all benefit plans, policies, fringe benefits and pay practices in which the Qualifying Employee was participating shall cease to apply to the Qualifying Employee in accordance with the terms of such benefits plans, policies, procedures and practices that apply to any other employee terminating employment with McDonald’s Corporation or its Subsidiaries, as applicable and in accordance with the requirements of any applicable law, unless such benefits are specifically continued as a Severance Benefit under this Plan. In addition, McDonald’s Corporation will waive repayment by a Qualifying Employee of sabbatical, relocation and/or short-term disability benefits that otherwise would be required if the Qualifying Employee did not return to active employment under the terms of the applicable sabbatical, relocation or short-term disability program of McDonald’s Corporation. Finally, McDonald’s Corporation will continue to provide educational assistance for any class that the Qualifying Employee has begun to attend before his or her Termination Notice Date, provided that the Qualifying Employee complies with all requirements for such assistance and notifies the educational assistance service center of his or her Covered Termination within two weeks after his or her Termination Notice Date.

Section 6.3 Severance Not Compensation; Severance Period Not Service. Payments for sabbatical pursuant Section 4.5 and for vacation pursuant to Section 6.2 shall be Compensation for purposes of determining any benefits provided under McDonald’s Corporation Profit Sharing and Savings Plan and the McDonald’s Corporation Excess Benefit and Deferred Bonus Plan to the extent so provided in the applicable plan documents. Except as provided in the preceding sentence, Severance Benefits under this Plan shall not be construed as Compensation for purposes of determining any benefits provided under McDonald’s Corporation Profit Sharing and Savings Plan, the McDonald’s Corporation Excess Benefit and Deferred Bonus Plan, any long term incentive plan, or any other welfare benefit plan, deferred compensation arrangement, fringe benefit, practice or policy maintained by McDonald’s Corporation or any of its Subsidiaries for its employees. The period of time during which Severance Benefits are being paid out or provided shall not count as credited service for any benefit program, payroll practice (such as entitlement to vacation or sabbatical) or for any other welfare benefit, profit sharing, savings, retirement or deferred compensation benefit or fringe benefit plan, practice or policy of McDonald’s Corporation or any of its Subsidiaries.

Section 6.4 Increases in Compensation, Stock Option Grants and Restricted Stock Units. After a Covered Employee’s Termination Notice Date, he or she shall not be entitled to any increases in compensation, including without limitation regularly scheduled merit increases in base pay or grants of stock options or restricted stock units.

Section 6.5 Limitations on Severance. To the extent that any federal, state or local law, including, without limitation, the Worker Adjustment and Retraining Notification Act and so-called “plant closing” laws, requires McDonald’s Corporation or any of its Subsidiaries to give advance notice or make a payment of any kind to a Covered Employee because of that employee’s involuntary termination due to layoff, reduction in force, plant or facility closing, sale of business, change of control, or any other similar event or reason, the Severance Continuation Pay provided under this Plan shall be reduced or eliminated, as the case may be, by the amount of wages, benefits, or voluntary and unconditional payments paid in lieu of notice. The Severance Benefits provided under this Plan (together with the wages, benefits, or other payments described in this Section that reduce or eliminate the Severance Continuation Pay) are intended to satisfy any and all statutory obligations that may arise out of a Covered Employee’s Covered Termination.

Section 6.6 Return of Property and Repayment of Loans/Advances. All property of McDonald’s Corporation and its Subsidiaries (including without limitation automobiles (unless previously purchased in accordance with the applicable Schedule), keys, credit cards, documents and records, identification cards, equipment, phones, computers, etc.) must be returned by a Covered Employee in order for Severance Benefits to commence under the Plan.

All outstanding loans or advances from, or guaranteed by, McDonald’s Corporation or any of its Subsidiaries made to the Covered Employee must be repaid in full in order for Severance Benefits to commence under the Plan.

To the extent permitted by applicable law, McDonald’s Corporation reserves the right to suspend a Covered Employee’s Severance Continuation Pay or Prorated TIP until the Covered Employee pays any money that he or she owes McDonald’s Corporation or any of its Subsidiaries as a result of personal or unauthorized use of company credit card or phone cards, personal or unauthorized use of cellular/paging services, or for loans or advances made to the Covered Employee which remain unpaid.

ARTICLE VII

Discontinuance of Benefits Upon Re-Employment or For Cause

Section 7.1 Discontinuance upon Re-Employment. If a Qualifying Employee is re-employed by McDonald’s Corporation or any Subsidiary before all of the Qualifying Employee’s Severance Benefits under this Plan have been paid or provided, and Schedule G is not applicable to the Qualifying Employee, then the Qualifying Employee shall cease to be entitled to any remaining unpaid Severance Benefits under this Plan, unless the Plan Administrator, on behalf of McDonald’s Corporation, agrees otherwise in writing.

Section 7.2 Discontinuance for Cause. Notwithstanding any other provision of the Plan, if McDonald’s Corporation determines at any time that a Qualifying Employee committed any act or omission that would constitute Cause while he or she was employed by McDonald’s Corporation or any of its Subsidiaries, McDonald’s Corporation may (i) cease payment of any benefit otherwise payable to a Qualifying Employee under the Plan and (ii) require the Qualifying Employee to repay any and all Severance Continuation Pay, sabbatical pay and Prorated TIP previously paid to such Qualifying Employee under the terms of this Plan. McDonald’s Corporation shall have the right to seek enforcement of its rights under clause (ii) above in any court of competent jurisdiction.

ARTICLE VIII

Plan Administration

McDonald’s Corporation may appoint one or more individuals to serve as Plan Administrator for the Plan. In the absence of such an appointment, the Plan Administrator shall be the Corporate Executive Vice President—Human Resources for McDonald’s Corporation. The Plan Administrator shall have the discretionary authority to determine eligibility for Severance Benefits under the Plan and to construe the terms of the Plan, including the making of factual determinations. Benefits under the Plan shall be paid only if the Plan Administrator decides in his or her discretion that the Claimant is entitled to such benefits. The decisions of the Plan Administrator shall be final and conclusive with respect to all questions concerning administration of the Plan. The Plan Administrator may delegate to other persons responsibilities for performing certain of the duties of the Plan Administrator under the terms of the Plan and may seek such expert advice as the Plan Administrator deems reasonably necessary with respect to the Plan. The Plan Administrator shall be entitled to rely upon the information and advice furnished by such delegates and experts, unless the Plan Administrator has actual knowledge that such information and advice is inaccurate or unlawful. Notwithstanding the foregoing, the Compensation Committee of the Board of Directors of McDonald’s Corporation shall have the final authority with respect to all Severance Benefits under the Plan for executive Officers subject to Section 16 of the Securities Exchange Act of 1934.

ARTICLE IX

Claims Procedure

Section 9.1 Filing a Claim. Any individual who believes he or she is eligible for Severance Benefits under this Plan that have not been provided may submit his or her application for Severance Benefits to the Plan Administrator (or to such other person who may be designated by the Plan Administrator), in writing in such form as is provided or approved by the Plan Administrator. A Claimant shall have no right to seek review of a denial of Severance Benefits, or to bring any action in any court to enforce a Claim, prior to filing a Claim and exhausting rights under this Article IX.

When a Claim has been filed properly, it shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within ninety (90) days after the receipt of such Claim unless special circumstances require an extension of time for processing the Claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the Claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain (a) the specific reasons for the denial, (b) references to pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (d) the Claimant’s right to seek review of the denial.

Section 9.2 Review of Claim Denial. If a Claim is denied, in whole or in part, the Claimant shall have the right to (a) request that the Plan Administrator review the denial, (b) review pertinent documents, and (c) submit issues and comments in writing, provided that the Claimant files a written request for review with the Plan Administrator within sixty (60) days after the date on which the Claimant received written notification of the denial. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review by the Plan Administrator shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and reference to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes.

ARTICLE X

Amendment and Termination

McDonald’s Corporation reserves the right to amend the Plan from time to time or to terminate the Plan; provided, however, that (i) no material adverse amendment or termination shall be effective with respect to any person who has a Covered Termination during the Post-Change of Control Period, and (ii) no such amendment or termination shall reduce the amount of Severance Benefits payable to any Qualifying Employee whose Termination Date has already occurred, who has signed and not revoked or rescinded the agreement required by Section 6.1, and who has completed all other applicable paperwork on or before the effective date of such amendment or termination. Notwithstanding the foregoing, the Corporate Executive Vice President - Human Resources and the Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation may amend or modify the terms of the Plan hereunder (i) to the extent necessary or advisable to comply with or obtain the benefits or advantages under the provisions of applicable law, regulations or rulings or requirements of the Internal Revenue Service or other governmental agency or of changes in such law, regulations, ruling or requirements (including, without limitation, any amendment to delay or otherwise change the timing of any payment under this Plan as necessary to comply with Section 409A of the Code) or (ii) to adopt any other procedural or cosmetic amendment that does not materially change the benefits to Qualifying Employees or materially increase the cost of the benefits provided hereunder.

ARTICLE XI

Miscellaneous

Section 11.1 Qualifying Employee Information. Each Qualifying Employee shall notify the Plan Administrator of his or her mailing address and each change of mailing address. In addition, each Qualifying Employee shall be required to furnish the Plan Administrator with any other information and data that McDonald’s Corporation or the Plan Administrator considers necessary for the proper administration of the Plan. The information provided by the Qualifying Employee under this provision shall be binding upon the Qualifying Employee, his or her dependents and any beneficiary for all purposes of the Plan, and McDonald’s Corporation and the Plan Administrator shall be entitled to rely on any representations regarding personal facts made by a Qualifying Employee, his or her dependents or beneficiary, unless such representations are known to be false. The receipt of Severance Benefits under the Plan by each Qualifying Employee is conditioned upon the Qualifying Employee furnishing full, true and complete data, evidence or other information and the Qualifying Employee’s timely signature of any document related to the Plan, requested by McDonald’s Corporation or the Plan Administrator.

Section 11.2 Successors and Assigns. The obligations of McDonald’s Corporation under the Plan shall be assumed by its successors and assigns.

Section 11.3 Employment Rights. The existence of the Plan shall not confer any legal or other rights upon any employee to continuation of employment. McDonald’s Corporation and its Subsidiaries reserve the right to terminate any employee with or without cause at any time, notwithstanding the provisions of this Plan.

Section 11.4 Controlling Law. The provisions of this Plan shall be governed, construed and administered in accordance with ERISA. To the extent that ERISA does not apply, the laws of the State of Illinois shall be controlling, other than Illinois law concerning conflicts of law.

Section 11.5 Notices. Any notice, request, election or other communication under this Plan shall be in writing and shall be considered given when delivered personally or mailed by first class mail properly addressed (which, in the case of a Qualifying Employee, shall include mailing to the last address provided to the Plan Administrator by such Qualifying Employee). Notice to McDonald’s Corporation or the Plan Administrator by fax shall be acceptable notice if faxed to the number designated by McDonald’s Corporation or the Plan Administrator, as applicable, for receipt of notices under this Plan.

Section 11.6 Interests Not Transferable. Except as provided in Section 6.6 above, the interest of persons entitled to Severance Benefits under the Plan are not subject to their debts or other obligations and, except as provided in Sections 5.2 and 11.2 above and Section 11.12 below, as required by federal or state garnishment orders issued to the Plan or McDonald’s Corporation or any of its Subsidiaries, or as may be required by ERISA, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

Section 11.7 Mistake of Fact or Law. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof. A Qualifying Employee shall be required to return any Cash Payment, or portion thereof, made by mistake of fact or law to McDonald’s Corporation or the Subsidiary that made such payment, as applicable.

Section 11.8 Representations Contrary to the Plan. No employee, Officer, or director of McDonald’s Corporation or any of its Subsidiaries has the authority to alter, vary or modify the terms of the Plan or the Severance Benefits available to any Qualifying Employee except by means of an authorized written amendment to the Plan. No verbal or written representations contrary to the terms of the Plan and any written amendment shall be binding upon the Plan, the Plan Administrator, McDonald’s Corporation or any of its Subsidiaries.

Section 11.9 Plan Funding. No Qualifying Employee or beneficiary thereof shall acquire by reason of the Plan any right in or title to any assets, funds, or property of McDonald’s Corporation or any of its Subsidiaries. Any Severance Benefits that become payable under the Plan are unfunded obligations of McDonald’s Corporation or the applicable Subsidiary, and shall be paid from the general assets of McDonald’s Corporation or such Subsidiary, as applicable. No employee, Officer, director or agent of McDonald’s Corporation or any of its Subsidiaries guarantees in any manner the payment of Severance Benefits.

Section 11.10 Headings. The headings in this Plan are for convenience of reference and shall not be given substantive effect.

Section 11.11 Severability. If any provision of this Plan is held illegal or invalid for any reason, the other provisions of this Plan shall not be affected.

Section 11.12 Withholding. Notwithstanding any other provision of this Plan, McDonald’s Corporation may withhold from any and all Severance Benefits such United States federal, state or local or foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

Section 11.13 Indemnification. Any individual serving as Plan Administrator without compensation, and each and every individual who is an employee of McDonald’s Corporation or any of its Subsidiaries to whom are delegated duties, responsibilities and authority with respect to the Plan, shall be indemnified to the fullest extent permitted by applicable law and the McDonald’s Corporation By-laws.

Dated: April 25, 2006

McDONALD’S CORPORATION

/s/ Richard Floersch
Richard Floersch
Corporate Executive Vice President – Human Resources

Appendix I

McDonald’s Corporation Severance Plan

Schedule A:

Severance Benefits for

Qualifying Employees who are Officers

This Schedule sets forth the Severance Benefits under the Plan for those Qualifying Employees who are employed as Officers of McDonald’s Corporation and who are full-time employees or benefits-eligible part-time employees before their Termination Dates. Certain Officers may be subject to payment restrictions during the first six months following their Termination Date under Section 5.1 of the Plan in order to comply with Internal Revenue Code Section 409A.

Severance Continuation Pay: Each Qualifying Employee shall receive Severance Continuation Pay equal to 2 (two) weeks of Base Pay for each Year of Service; provided that the minimum amount of Severance Continuation Pay shall be 26 (twenty-six) weeks of Base Pay and the maximum shall be 52 (fifty-two) weeks of Base Pay.

Medical/Dental Coverage: McDonald’s Corporation shall make the payments for COBRA Coverage provided for in Section 4.2 of the Plan and such payments by McDonald’s Corporation shall end at the same time as the payments of Severance Continuation Pay (or if Severance Continuation Pay is payable in a lump sum, when such Severance Continuation Pay would have ended had it not been paid in a lump sum), as described above.

Outplacement: Each Qualifying Employee covered by this Schedule shall receive outplacement assistance under a senior executive program, at the expense of McDonald’s Corporation, for a period of not more than 12 months, beginning not later than 60 days after the Qualifying Employee’s Termination Date.

Prorated TIP: Each Qualifying Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Company Vehicle: Section 4.7 of the Plan shall apply to each Qualifying Employee who has a company-provided vehicle.

Other Severance Benefits: A Qualifying Employee shall also receive, if otherwise eligible, the Severance Benefits provided for in Section 4.4 (equity awards) and Section 4.5 (sabbatical).

McDonald’s Corporation Severance Plan

Schedule B:

Severance Benefits for

Qualifying Employees in the Direction and Senior Direction Compensation Bands

This Schedule sets forth the Severance Benefits under the Plan for those Qualifying Employees who are in the Direction or Senior Direction Compensation Band of McDonald’s Corporation and who are full-time employees or benefits-eligible part-time employees before their Termination Dates.

Severance Continuation Pay: Each Qualifying Employee covered by this Schedule shall receive Severance Continuation Pay equal to 2 (two) weeks of Base Pay for each Year of Service; provided that the minimum amount of Severance Continuation Pay shall be 16 (sixteen) weeks of Base Pay and the maximum shall be 38 (thirty-eight) weeks of Base Pay.

Medical/Dental Coverage: McDonald’s Corporation shall make the payments for COBRA Coverage provided for in Section 4.2 of the Plan and such payments by McDonald’s Corporation shall end at the same time as the payments of Severance Continuation Pay (or if Severance Continuation Pay is payable in a lump sum, when such Severance Continuation Pay would have ended had it not been paid in a lump sum), as described above.

Outplacement: Each Qualifying Employee covered by this Schedule B shall receive outplacement assistance under an executive program, at the expense of McDonald’s Corporation, for a period of not more than six months, beginning not later than 60 days after the Qualifying Employee’s Termination Date.

Prorated TIP: Each Qualifying Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Company Vehicle: Section 4.7 of the Plan shall apply to each Qualifying Employee who has a company-provided vehicle.

Other Severance Benefits: A Qualifying Employee shall also receive, if otherwise eligible, the Severance Benefits provided for in Section 4.4 (equity awards) and Section 4.5 (sabbatical).

McDonald’s Corporation Severance Plan

Schedule C:

Severance Benefits for Qualifying Employees

in the Specialist, Supervisory/Consulting or Management/Advisory Bands

This Schedule sets forth the Severance Benefits under the Plan for those Qualifying Employees who are in the Specialist, Supervisory/Consulting or Management/Advisory Bands but who are not Officers or directors of McDonald’s Corporation or directors of its Subsidiaries, and who are full-time employees or benefits-eligible part-time employees before their Termination Dates.

Severance Continuation Pay: Each Qualifying Employee covered by this Schedule shall receive Severance Continuation Pay equal to 2 (two) weeks of Base Pay for each Year of Service; provided that the minimum amount of Severance Continuation Pay shall be 12 (twelve) weeks of Base Pay and the maximum shall be 26 (twenty-six) weeks of Base Pay.

Medical/Dental Coverage: McDonald’s Corporation shall make the payments for COBRA Coverage provided for in Section 4.2 of the Plan and such payments by McDonald’s Corporation shall end at the same time as the payments of Severance Continuation Pay (or if Severance Continuation Pay is payable in a lump sum, when such Severance Continuation Pay would have ended had it not been paid in a lump sum), as described above.

Outplacement: Each Qualifying Employee covered by this Schedule C shall receive outplacement assistance, at the expense of McDonald’s Corporation, for a period of not more than six months, beginning not later than 60 days after the Qualifying Employee’s Termination Date.

Prorated TIP: Each Qualifying Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Company Vehicle: Section 4.7 of the Plan shall apply to each Qualifying Employee who has a company-provided vehicle.

Other Severance Benefits: A Qualifying Employee shall also receive, if otherwise eligible, the Severance Benefits provided for in Section 4.4 (equity awards) and Section 4.5 (sabbatical).

McDonald’s Corporation Severance Plan

Schedule D:

Severance Benefits for

Qualifying Employees in the Associate or Coordination Compensation Bands

This Schedule sets forth the Severance Benefits under the Plan for those Qualifying Employees who are employees in the Associate or Coordination Compensation Bands, and who are full-time employees or benefits-eligible part-time employees before their Termination Dates.

Severance Continuation Pay: Each Qualifying Employee in the Associate or Coordination Band shall receive Severance Continuation Pay equal to 2 (two) weeks of Base Pay for each Year of Service; provided that the minimum amount of Severance Continuation Pay shall be 8 (eight) weeks of Base Pay and the maximum shall be 20 (twenty) weeks of Base Pay.

Medical/Dental Coverage: McDonald’s Corporation shall make the payments for COBRA Coverage provided for in Section 4.2 of the Plan and such payments by McDonald’s Corporation shall end at the same time as the payments of Severance Continuation Pay (or if Severance Continuation Pay is payable in a lump sum, when such Severance Continuation Pay would have ended had it not been paid in a lump sum), as described above.

Outplacement: Each Qualifying Employee covered by this schedule shall receive three months outplacement assistance, beginning not later than 60 days after the Qualifying Employee’s Termination Date.

Prorated TIP: Each Qualifying Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Other Severance Benefits: A Qualifying Employee shall also receive, if otherwise eligible, the Severance Benefits provided for in Section 4.4 (equity awards) and Section 4.5 (sabbatical).

McDonald’s Corporation Severance Plan

Schedule E:

Severance Benefits for

Qualifying Employees becoming Restaurant Operators

This Schedule sets forth the Severance Benefits under the Plan for those Qualifying Employees who are full-time employees or benefits-eligible part-time employees before their Termination Dates and who become restaurant operators (either as owner/operators or in a joint venture with McDonald’s Corporation).

Severance Continuation Pay: A Qualifying Employee who is covered by this Schedule E shall receive Severance Continuation Pay paid at the rate of his or her Base Pay, during the period from his or her Termination Date until such time as the Qualifying Employee begins operation of a restaurant franchised by McDonald’s Corporation or one of its Subsidiaries, or if shorter, for 16 (sixteen) weeks after the Termination Date. This period is subject to extension by up to 8 (eight) additional weeks, in the sole discretion of the Plan Administrator, if a delay solely on the part of McDonald’s Corporation or the applicable Subsidiary makes it impossible for the Qualifying Employee to begin such operation within 16 (sixteen) weeks after his or her Termination Date.

Medical/Dental Coverage: McDonald’s Corporation shall make the payments for COBRA Coverage provided for in Section 4.2 of the Plan in accordance with Section 4.2, and such payments by McDonald’s Corporation shall end at the same time as the payments of Severance Continuation Pay (or if Severance Continuation Pay is payable in a lump sum, when such Severance Continuation Pay would have ended had it not been paid in a lump sum), as described above.

Prorated TIP: A Qualifying Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Company Vehicle: Section 4.7 of the Plan shall apply to each Qualifying Employee who has a company-provided vehicle.

Other Severance Benefits: A Qualifying Employee who is covered by this Schedule E shall also receive, if otherwise eligible, the Severance Benefits provided for in Sections 4.4 (equity awards) and 4.5 (sabbatical) of the Plan, but shall not receive the Severance Benefits provided for in Section 4.3 (outplacement) of the Plan.

McDonald’s Corporation Severance Plan

Schedule F:

Severance Benefits for

Qualifying Outsourced Employees

This Schedule sets forth the Severance Benefits under the Plan for each Qualifying Employee (1) who is a full-time employee or a benefits-eligible part-time employee before his or her Termination Date, (2) whose Covered Termination occurs as a result of the elimination of his or her job because the functional area is outsourced, and (3) who is offered employment with the entity that will be providing services on an outsourced basis to McDonald’s Corporation in a position with a level of responsibility comparable to his or her job that was eliminated (as determined by the Plan Administrator in its sole discretion), a rate of base pay not less than 80% of his or her rate of base pay immediately before the Termination Date, and located not more than 25 miles from the location of his or her eliminated job, regardless of whether the Qualifying Employee accepts or rejects such offer (referred to as a “Qualifying Outsourced Employee”).

Severance Continuation Pay: A Qualifying Outsourced Employee shall be entitled to receive Severance Continuation Pay equal to 4 (four) weeks of Base Pay.

Medical/Dental Coverage: McDonald’s Corporation shall make the payments for COBRA Coverage provided for in Section 4.2 of the Plan and such payments by McDonald’s Corporation shall end at the same time as the payments of Severance Continuation Pay (or if Severance Continuation Pay is payable in a lump sum, when such Severance Continuation Pay would have ended had it not been paid in a lump sum), as described above.

Prorated TIP: A Qualifying Outsourced Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Company Vehicle: Section 4.7 of the Plan shall apply to each Qualifying Outsourced Employee who has a company-provided vehicle.

Other Severance Benefits: A Qualifying Outsourced Employee shall also receive, if otherwise eligible, the Severance Benefits provided for in Section 4.4 (equity awards) and Section 4.5 (sabbatical), but shall not receive the Severance Benefits provided for in Section 4.3 (outplacement) of the Plan.

McDonald’s Corporation Severance Plan

Schedule G:

Severance Benefits for

Certain Rehired Qualifying Employees

This Schedule sets forth the Severance Benefits under the Plan for each Qualifying Employee who is a full-time employee or a benefits-eligible part-time employee before his or her Termination Date, and who commences work with McDonald’s Corporation or any Subsidiary of McDonald’s within four weeks after his or her Termination Date.

Severance Benefits: A rehired Qualifying Employee shall cease, upon commencing work with the applicable Subsidiary, to be entitled to receive any Severance Benefits, other than (1) the Severance Continuation Pay and other Severance Benefits that he or she has previously received and (2) the Severance Benefits provided for under Sections 4.5 (Sabbatical) and 4.6 (Prorated TIP) if he or she is otherwise eligible for these benefits.

Medical/Dental Coverage: McDonald’s Corporation’s payments for COBRA Coverage provided for in Section 4.2 of the Plan shall end upon the Qualifying Employee’s reemployment.

Company Vehicle: A rehired Qualifying Employee may keep any company-provided vehicle that he or she purchased or was in the process of purchasing under Section 4.7 of the Plan.

Equity Awards: A rehired Qualifying Employee shall be treated as a new employee for stock option and restricted stock unit purposes.

McDonald’s Corporation Severance Plan

Schedule H:

Severance Benefits for Certain Part-Time Employees

This Schedule sets forth the Severance Benefits under the Plan for each Qualifying Employee who is a part-time employee who is not benefits-eligible before his or her Termination Date.

A Qualifying Employee who is a part-time employee and who is not benefits eligible, shall receive Severance Continuation Pay in accordance with his or her compensation band as set forth in the chart below, as applicable, but shall not receive any other Severance Benefits under the Plan.

Component	Parameters

Severance Pay	Band	Weeks/Years of Service	Minimum	Maximum

	Associate and Coordination	2 weeks	8 weeks	20 weeks

	Specialist, Supv/Consulting & Mgmt/Advisory	2 weeks	12 weeks	26 weeks

	Direction and Sr Direction	2 weeks	16 weeks	38 weeks

	Leadership and above	2 weeks	26 weeks	52 weeks